Exhibit 23.1

Consent of Independent Certified Public Accountants’

We consent to the incorporation by reference in the Registration Statement on Form S-8
(No. 333-31667) of Flanders Corporation and Subsidiaries of our report dated March 14, 2003, which appears on Page F-2 of this annual report on Form 10-K for the year ended December 31, 2002.

/s/ Pender Newkirk & Company

Certified Public Accountants

Tampa, Florida

March 14, 2003

tjb\03457\wp\AL 0212 opinion